Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES FIRST QUARTER 2018 FINANCIAL RESULTS

Santa Clara, Calif.—April 30, 2018—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the first quarter ended March 31, 2018.

“In the first quarter, we continued to make good progress in our Thin-film Equipment growth initiatives, which support the future revenue growth trajectory of our company,” commented Wendell Blonigan, president and chief executive officer of Intevac. “We announced the adoption of our oDLC® protective coating on a portion of a Top-3 Cellphone maker’s recently-launched flagship handsets, protecting the vibrant and striking decorative color coatings deposited on the outside of the backside cover glass. In addition, we are finalizing an agreement with a new Top-3 cover glass manufacturer to install a VERTEX® system by mid-year and co-market the capability to their customer base, which includes the world’s leading handset makers.

“The demand for technology upgrades in the hard disk drive market continues to drive favorable results for our core HDD business, which we expect will see similarly strong results in 2018, compared to 2017. Our expectations for revenues from the solar market remain consistent from last quarter. Given developments over the last two months, in both Photonics and new Thin-film Equipment initiatives, our revenue outlook for 2018 has moderated since our last forecast. In Photonics, we have experienced some delays in funded R&D releases, as well a temporary production slowdown in the Joint Strike Fighter program. We also now believe the application we have been working on, driving near-term opportunities with the VERTEX, will require our oDLC 2.0 solution. Our oDLC 2.0 offers additional functionality for certain types of scratch damage, and includes integration with other value-added film stacks such as anti-reflective and decorative coatings. Migrating to oDLC 2.0 will require customer qualification and acceptance on new VERTEX systems, resulting in revenue on the majority of forecasted VERTEX orders moving out of 2018. Therefore, after three straight years of revenue growth, we now expect a pause in 2018. Despite this pause, our growth story remains very much intact, and we believe the execution of our growth initiatives in 2018 will drive the resumption of growth in 2019.”

($ Millions, except per share amounts)	Q1 2018		Q1 2017
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$18.0	$18.0	$30.4	$30.4
Operating Income (Loss)	$(5.1)	$(5.0)	$2.1	$2.2
Net Income (Loss)	$(5.1)	$(5.0)	$1.8	$1.9
Net Income (Loss) per Diluted Share	$(0.23)	$(0.23)	$0.08	$0.08

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; and (2) restructuring charges. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

First Quarter 2018 Summary

The net loss was $5.1 million, or $0.23 per diluted share, compared to net income of $1.8 million, or $0.08 per diluted share in the first quarter of 2017. The non-GAAP net loss was $5.0 million or $0.23 per diluted share. This compares to the first quarter 2017 non-GAAP income of $1.9 million or $0.08 per diluted share.

Revenues were $18.0 million, including $12.8 million of TFE revenues and Photonics revenues of $5.2 million. TFE revenues consisted of one 200 Lean® HDD system, upgrades, spares and service. Photonics revenues consisted of $2.7 million of product sales and $2.5 million of research and development contracts. In the first quarter of 2017, revenues were $30.4 million, including $21.5 million of TFE revenues which consisted of four VERTEX coating systems for display cover panels, one 200 Lean HDD system, upgrades, spares and service and Photonics revenues of $8.9 million, which included $6.9 million of product sales and $2.0 million of research and development contracts.

TFE gross margin was 35.6%, compared to 43.1% in the first quarter of 2017, and compared to 45.0% in the fourth quarter of 2017. The decline from the first quarter of 2017 and from the fourth quarter of 2017 was primarily due to lower revenue levels and lower factory absorption. Photonics gross margin was 6.2%, compared to 42.6% in the first quarter of 2017 and 26.0% in the fourth quarter of 2017. The decline from the first quarter of 2017 and from the fourth quarter of 2017 was due lower revenue levels, a higher-mix of lower margin research and development contracts, lower margins on technology development contracts and incremental loss provisions recorded on several contracts. Consolidated gross margin was 27.1%, compared to 42.9% in the first quarter of 2017 and 39.8% in the fourth quarter of 2017.

R&D and SG&A expenses were $10.0 million and were down compared to $10.9 million in the first quarter of 2017 and up from $9.7 million in the fourth quarter of 2017.

Order backlog totaled $66.9 million on March 31, 2018, compared to $64.0 million on December 30, 2017 and $73.0 million on April 1, 2017. Backlog at March 31, 2018 included two 200 Lean HDD systems and twelve ENERGi® solar ion implant systems. Backlog at December 30, 2017 included three 200 Lean HDD systems and twelve ENERGi solar ion implant systems. Backlog at April 1, 2017 included three 200 Lean HDD systems, one INTEVAC MATRIX® solar system and fourteen ENERGi solar ion implant systems.

The Company ended the quarter with $40.7 million of total cash, restricted cash and investments and $77.2 million in tangible book value.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: changes in fair value of contingent consideration liabilities associated with business combinations and restructuring. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the Company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 4717658.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-Film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean®, INTEVAC MATRIX®, INTEVAC VERTEX®, oDLC® and ENERGi® are registered trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: customer adoption of our products, an increase in the revenue opportunity pipeline for Photonics, and the future financial performance of Intevac, such as achieving profitability. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: technology risk and challenges achieving customer adoption and revenue recognition in Thin-film Equipment markets and delays in Photonics programs, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	March 31, 2018	April 1, 2017
Net revenues
Thin-film Equipment	$12,789	$21,484
Photonics	5,185	8,904

Total net revenues	17,974	30,388

Gross profit	4,875	13,047

Gross margin
Thin-film Equipment	35.6%	43.1%
Photonics	6.2%	42.6%

Consolidated	27.1%	42.9%

Operating expenses
Research and development	4,167	4,682
Selling, general and administrative	5,830	6,194
Acquisition-related[1]	(1)	80

Total operating expenses	9,996	10,956

Total operating income (loss)	(5,121)	2,091

Operating income (loss)
Thin-film Equipment	(2,509)	1,859
Photonics	(1,210)	1,465
Corporate	(1,402)	(1,233)

Total operating income (loss)	(5,121)	2,091

Interest and other income	145	110

Income (loss) before income taxes	(4,976)	2,201
Provision for income taxes	160	372

Net income (loss)	$(5,136)	$1,829

Net income (loss) per share
Basic	$(0.23)	$0.09
Diluted	$(0.23)	$0.08

Weighted average common shares outstanding
Basic	22,107	21,216
Diluted	22,107	22,790

[1]	Amounts for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	March 31, 2018	December 30, 2017
	(Unaudited)	(see Note)
ASSETS

Current assets
Cash, cash equivalents and short-term investments	$35,399	$35,639
Accounts receivable, net	18,503	20,474
Inventories	35,573	33,792
Prepaid expenses and other current assets	2,306	2,524

Total current assets	91,781	92,429

Long-term investments	4,277	6,849
Restricted cash	1,000	1,000
Property, plant and equipment, net	12,180	12,478
Intangible assets, net	1,349	1,503
Other long-term assets	783	764

Total assets	$111,370	$115,023

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$4,970	$3,949
Accrued payroll and related liabilities	3,605	6,818
Other accrued liabilities	9,845	7,688
Customer advances	11,708	11,026

Total current liabilities	30,128	29,481

Other long-term liabilities	2,724	2,879
Stockholders’ equity
Common stock ($0.001 par value)	22	22
Additional paid in capital	180,070	177,521
Treasury stock, at cost	(28,489)	(28,489)
Accumulated other comprehensive income	566	490
Accumulated deficit	(73,651)	(66,881)

Total stockholders’ equity	78,518	82,663

Total liabilities and stockholders’ equity	$111,370	$115,023

Note: Amounts as of December 30, 2017 are derived from the December 30, 2017 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	March 31, 2018	April 1, 2017
Non-GAAP Income (Loss) from Operations
Reported operating income (loss) (GAAP basis)	$(5,121)	$2,091
Restructuring charges [1]	95	—
Change in fair value of contingent consideration obligations[2]	(1)	80

Non-GAAP Operating Income (Loss)	$(5,027)	$2,171

Non-GAAP Net Income (Loss)
Reported net income (loss) (GAAP basis)	$(5,136)	$1,829
Restructuring charges[1]	95	—
Change in fair value of contingent consideration obligations[2]	(1)	80
Income tax effect of non-GAAP adjustments[3]	—	—

Non-GAAP Net Income (Loss)	$(5,042)	$1,909

Non-GAAP Net Income (Loss) Per Share
Reported net income (loss) per share (GAAP basis)	$(0.23)	$0.08
Restructuring charges [1]	—	—
Change in fair value of contingent consideration obligations[2]	—	—
Non-GAAP Net Income (Loss) Per Share	$(0.23)	$0.08

Weighted average number of diluted shares outstanding	22,107	22,790

[1]	Results for the quarter ended March 31, 2018 include severance and other employee-related costs related to a restructuring program.
[2]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[3]	The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.